Exhibit 5.3
[Letterhead of Jones & Smith Law Firm, LLC]
June 17, 2011
Aviv Healthcare Properties Limited Partnership
Aviv Healthcare Capital Corporation
303 West Madison Street, Suite 2400
Chicago, Illinois 60606

Re:	Aviv Healthcare Properties Limited Partnership Aviv Healthcare Capital Corporation 7 ¾% Senior Notes due 2019
Ladies and Gentlemen:
     We refer to the Registration Statement on Form S-4 (File No. 333-173824) filed on May 2, 2011 by Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership (the “Partnership”), Aviv Healthcare Capital Corporation, a Delaware corporation (together with the Partnership, the “Issuers”), Aviv REIT, Inc., a Maryland corporation and general partner of the Partnership (the “Parent”) and the indirect subsidiaries of the Partnership listed on Schedule I hereto (together with the Parent, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment No. 1 being filed with the Commission on the date hereof (such registration statement as so amended, the “Registration Statement”). The Registration Statement relates to the registration, as more fully described in the Registration Statement, of $300,000,000 aggregate principal amount of the Issuers’ 7 3/4% Senior Notes due 2019 (the “New Notes”), which are to be offered in exchange for an equivalent aggregate principal amount of the Issuers’ outstanding 7 3/4% Senior Notes due 2019 (the “Old Notes”). According to the Registration Statement, the Old Notes are guaranteed by the Guarantors (the “Old Note Guarantees”); the New Notes will be guaranteed by the Guarantors (the “New Note Guarantees”); and the Old Notes that are accepted for exchange for New Notes will be cancelled and retired.
     According to the Registration Statement, the Old Notes and the Old Note Guarantees were, and the New Notes and the New Note Guarantees will be, issued pursuant to the Indenture, dated as of February 4, 2011 (the “Original Indenture”), among the Issuers, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of March 22, 2011 (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), among the Issuers, the Guarantors and the Trustee.
     This letter is being delivered in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5) of Regulation S-K, each under the Securities Act.
     In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement, without the exhibits filed therewith, and the Indenture. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements,

Aviv Healthcare Properties Limited Partnership
Aviv Healthcare Capital Corporation
June 17, 2011

documents, certificates and other statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons, the conformity with the original documents of any copies thereof submitted to us for our examination, and the accuracy and completeness of all public records reviewed.
     With your permission, as to questions of fact material to this opinion, we have relied on the above-described Registration Statement, without the exhibits thereto, and the Indenture, without independent verification as to any facts referenced in those documents. We have made no independent investigation of the warranties and representations made by each indirect subsidiary of the Partnership listed on Schedule I hereto in the Registration Statement, the Indenture, or of any related documents. We have not examined the internal files of each of the Guarantors, and we have made no special inquiry of each of the Guarantors other than obtaining a Guarantor’s Certificate, dated on or before the date of this letter, from each of the “New Mexico Guarantors” (as hereafter defined in this letter), and we have assumed that all representations made by or on behalf of each New Mexico Guarantor in the Guarantor’s Certificate that has been provided to us are accurate and complete. Except as specifically identified in this letter, we have not been retained or engaged to perform, and we have not performed, any independent review or investigation of: (a) any agreement or instrument to which any of the Guarantors may be a party or by which any of the Guarantors or any property owned by any of the Guarantors may be bound, or (b) any order of any governmental or public body or authority to which any of the Guarantors may be subject.
     Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
     1. Each indirect subsidiary of the Partnership listed on Schedule I hereto under the caption “New Mexico Guarantors” (hereafter referred to individually as “New Mexico Guarantor” and collectively as “New Mexico Guarantors”) is a limited liability company validly existing and in good standing under the laws of the State of New Mexico.
     2. The Indenture (including the guaranties of the Notes as set forth in Article Ten of the Indenture) has been duly authorized by each of the New Mexico Guarantors.
     The foregoing opinions are subject to the following qualifications, exceptions, assumptions and limitations:
A.	The foregoing opinions are limited to matters arising under the Limited Liability Company Act of the state of New Mexico, as amended. We express no opinion and make no statement as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the state of New York.

Aviv Healthcare Properties Limited Partnership
Aviv Healthcare Capital Corporation
June 17, 2011

B.	With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument, provided that we make no such assumption insofar as any of the foregoing matters relate to any New Mexico Guarantor, and (ii) such Instrument has been duly authorized, executed and delivered by, and was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of each party thereto, provided that we make no such assumption with respect to the authorization of the Indenture by each New Mexico Guarantor.

C.	We express no opinion with respect to any tax or securities law or regulation or any matter whatsoever relating to the enforceability of any Instrument, including, without limitation, title to any property, liens, security interests, value of collateral, adequacy of consideration, mutual mistake of fact, fraud, duress, undue influence, usage of trade or course of prior dealing, jurisdiction, venue, choice of law, the financial status of each New Mexico Guarantor, the ability of each New Mexico Guarantor to meet its obligations under any Instrument, bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to judicial discretion and general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing, unconscionability, breach of the peace, public policy, and the possible unavailability of specific performance or injunctive relief.
     We assume no obligation to supplement the opinions set forth in this letter if any applicable laws change after the date of this opinion, or if we become aware of any facts that might change the opinions expressed above after the date of the opinions set forth herein.
     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules or regulations promulgated by the Commission thereunder.

Very truly yours, JONES & SMITH LAW FIRM, LLC
By:	/s/ Donald L. Jones
Donald L. Jones

Schedule I
Subsidiary Guarantors
Delaware Guarantors
Arkansas Aviv, L.L.C., a Delaware limited liability company
Arma Yates, L.L.C., a Delaware limited liability company
Aviv Asset Management, L.L.C., a Delaware limited liability company
Aviv Financing I, L.L.C., a Delaware limited liability company
Aviv Financing II, L.L.C., a Delaware limited liability company
Aviv Financing III, L.L.C., a Delaware limited liability company
Aviv Financing IV, L.L.C., a Delaware limited liability company
Aviv Financing V, L.L.C., a Delaware limited liability company
Aviv Foothills, L.L.C., a Delaware limited liability company
Aviv Healthcare Properties Operating Partnership I, L.P., a Delaware limited partnership
Aviv Liberty, L.L.C., a Delaware limited liability company
Aviv OP Limited Partner, L.L.C., a Delaware limited liability company
Avon Ohio, L.L.C., a Delaware limited liability company
Belleville Illinois, L.L.C., a Delaware limited liability company
Bellingham II Associates, L.L.C., a Delaware limited liability company
BHG Aviv, L.L.C., a Delaware limited liability company
Bonham Texas, L.L.C., a Delaware limited liability company
Burton NH Property, L.L.C., a Delaware limited liability company
California Aviv, L.L.C., a Delaware limited liability company
California Aviv Two, L.L.C., a Delaware limited liability company
Camas Associates, L.L.C., a Delaware limited liability company
Casa/Sierra California Associates, L.L.C., a Delaware limited liability company
Chatham Aviv, L.L.C., a Delaware limited liability company
Chenal Arkansas, L.L.C., a Delaware limited liability company
Clarkston Care, L.L.C., a Delaware limited liability company
Colonial Madison Associates, L.L.C. a Delaware limited liability company
Columbia View Associates, L.L.C., a Delaware limited liability company
Columbus Texas Aviv, L.L.C., a Delaware limited liability company
Columbus Western Avenue, L.L.C., a Delaware limited liability company
CR Aviv, L.L.C., a Delaware limited liability company
Denison Texas, L.L.C., a Delaware limited liability company
Elite Mattoon, L.L.C. a Delaware limited liability company
Elite Yorkville, L.L.C., a Delaware limited liability company
Falfurrias Texas, L.L.C., a Delaware limited liability company
Florence Heights Associates, L.L.C., a Delaware limited liability company
Four Fountains Aviv, L.L.C., a Delaware limited liability company
Fountain Associates, L.L.C., a Delaware limited liability company
Freewater Oregon, L.L.C., a Delaware limited liability company
Fullerton California, L.L.C., a Delaware limited liability company
Giltex Care, L.L.C., a Delaware limited liability company
Great Bend Property, L.L.C., a Delaware limited liability company

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HHM Aviv, L.L.C., a Delaware limited liability company
Hidden Acres Property, L.L.C., a Delaware limited liability company
Highland Leasehold, L.L.C., a Delaware limited liability company
Hot Springs Aviv, L.L.C., a Delaware limited liability company
Houston Texas Aviv, L.L.C., a Delaware limited liability company
Hutchinson Kansas, L.L.C., a Delaware limited liability company
Karan Associates, L.L.C., a Delaware limited liability company
Karan Associates Two, L.L.C., a Delaware limited liability company
KB Northwest Associates, L.L.C., a Delaware limited liability company
Kingsville Texas, L.L.C., a Delaware limited liability company
Manor Associates, L.L.C., a Delaware limited liability company
Mansfield Aviv, L.L.C., a Delaware limited liability company
Massachusetts Nursing Homes, L.L.C., a Delaware limited liability company
Minnesota Associates, L.L.C., a Delaware limited liability company
Missouri Associates, L.L.C., a Delaware limited liability company
Missouri Regency Associates, L.L.C., a Delaware limited liability company
Monterey Park Leasehold Mortgage, L.L.C., a Delaware limited liability company
Mt. Vernon Texas, L.L.C., a Delaware limited liability company
Newtown ALF Property, L.L.C., a Delaware limited liability company
Northridge Arkansas, L.L.C., a Delaware limited liability company
Norwalk ALF Property, L.L.C., a Delaware limited liability company
Oakland Nursing Homes, L.L.C., a Delaware limited liability company
October Associates, L.L.C., a Delaware limited liability company
Ogden Associates, L.L.C., a Delaware limited liability company
Ohio Aviv, L.L.C., a Delaware limited liability company
Omaha Associates, L.L.C., a Delaware limited liability company
Orange ALF Property, L.L.C., a Delaware limited liability company
Oregon Associates, L.L.C., a Delaware limited liability company
Peabody Associates, L.L.C., a Delaware limited liability company
Pomona Vista L.L.C., an Illinois limited liability company
Prescott Arkansas, L.L.C., a Delaware limited liability company
Richland Washington, L.L.C., a Delaware limited liability company
Riverside Nursing Home Associates, L.L.C., a Delaware limited liability company
Salem Associates, L.L.C., a Delaware limited liability company
San Juan NH Property, L.L.C., a Delaware limited liability company
Savoy/Bonham Venture, L.L.C., a Delaware limited liability company
Searcy Aviv, L.L.C., a Delaware limited liability company
Skagit Aviv, L.L.C., a Delaware limited liability company
Skyview Associates, L.L.C., a Delaware limited liability company
Southeast Missouri Property, L.L.C., a Delaware limited liability company
Star City Arkansas, L.L.C., a Delaware limited liability company
Tujunga, L.L.C., a Delaware limited liability company
VRB Aviv, L.L.C., a Delaware limited liability company
Wellington Leasehold, L.L.C., a Delaware limited liability company
West Pearl Street, L.L.C., a Delaware limited liability company
Willis Texas Aviv, L.L.C., a Delaware limited liability company

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Woodland Arkansas, L.L.C., a Delaware limited liability company
Yuba Aviv, L.L.C., a Delaware limited liability company
Illinois Guarantors
Benton Harbor, L.L.C., an Illinois limited liability company
Chippewa Valley, L.L.C., an Illinois limited liability company
Commerce Nursing Homes, L.L.C., an Illinois limited liability company
Effingham Associates, L.L.C., an Illinois limited liability company
Heritage Monterey Associates, L.L.C., an Illinois limited liability company
Hobbs Associates, L.L.C., an Illinois limited liability company
Idaho Associates, L.L.C., an Illinois limited liability company
Montana Associates, L.L.C., an Illinois limited liability company
Orange, L.L.C., an Illinois limited liability company
Red Rocks, L.L.C., an Illinois limited liability company
Rose Baldwin Park Property L.L.C., an Illinois limited liability company
Santa Ana-Bartlett, L.L.C., an Illinois limited liability company
Santa Fe Missouri Associates, L.L.C., an Illinois limited liability company
Sun-Mesa Properties, L.L.C., an Illinois limited liability company
Washington-Oregon Associates, L.L.C., an Illinois limited liability company
Watauga Associates, L.L.C., an Illinois limited liability company
Xion, L.L.C., an Illinois limited liability company
New Mexico Guarantors
Alamogordo Aviv, L.L.C., a New Mexico limited liability company
Clayton Associates, L.L.C., a New Mexico limited liability company
N.M. Bloomfield Three Plus One Limited Company, a New Mexico limited liability company
N.M. Espanola Three Plus One Limited Company, a New Mexico limited liability company
N.M. Lordsburg Three Plus One Limited Company, a New Mexico limited liability company
N.M. Silver City Three Plus One Limited Company, a New Mexico limited liability company
Raton Property Limited Company, a New Mexico limited liability company
Texas Guarantor
Wheeler Healthcare Associates, L.L.C., a Texas limited liability company

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